UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
August 4, 2015
___________
FelCor Lodging Trust Incorporated
(Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	001-14236 (Commission File Number)	75-2541756 (I.R.S. Employer Identification Number)
545 E. John Carpenter Frwy. Suite 1300 Irving, TX (Address of principal executive offices)		75062 (Zip code)
(972) 444-4900 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    As previously disclosed in a current report on Form 8-K filed on July 29, 2015, Michael A. DeNicola ceased to serve as an officer of FelCor Lodging Trust Incorporated, or FelCor, as of July 31, 2015, or the Transition Date. Mr. DeNicola continues as a FelCor employee for a transitional period through January 1, 2016, (or such earlier date as is otherwise determined), or the Termination Date.
Mr. DeNicola and FelCor entered into a Severance Agreement, effective August 4, 2015, pursuant to which FelCor will provide the following benefits to Mr. DeNicola: (i) an amount equal to the sum of: (x) 18 months’ base salary (based on his 2015 base salary of $422,066) plus (y) 150% of his target 2015 cash bonus (as with all of FelCor’s executive vice presidents, Mr. DeNicola’s target cash bonus equals 75% of his base salary), payable in lump sum as soon as practicable after his employment with FelCor ends; (ii) effective upon completing his employment with FelCor, accelerated vesting of his outstanding restricted stock units (“RSUs”): (x) with respect to RSUs that are eligible to vest based on performance measured over performance periods ended on or before the Termination Date, FelCor will issue to Mr. DeNicola that number of shares of FelCor common stock, or FelCor Shares, issuable based on actual performance over such performance periods, plus an amount equal to all dividends, or Accrued Dividends, that would have been paid with respect to such FelCor Shares through the Termination Date had such FelCor Shares been issued and outstanding since the underlying RSUs were awarded; and (y) with respect to any other RSUs, FelCor will issue to Mr. DeNicola the target number of FelCor Shares issuable with respect to such RSUs, plus an amount equal to all Accrued Dividends that would have been paid with respect to such FelCor Shares through the Termination Date, had such shares been issued and outstanding since the award dates; and (iii) $86,700, payable in lump sum as soon as practicable after his employment with FelCor is completed in lieu of FelCor-paid COBRA premiums. Mr. DeNicola will continue to participate in FelCor’s incentive compensation and benefit programs through the Termination Date on the same basis as prior to the Transition Date.
The foregoing description of Mr. DeNicola’s Severance Agreement is not complete and is qualified entirely by reference to the terms and conditions set forth in that agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit

10.1	Severance Agreement by and between FelCor Lodging Trust Incorporated and Michael A. DeNicola

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 5, 2015    FelCor Lodging Trust Incorporated

By: /s/ Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President
General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Severance Agreement by and between FelCor Lodging Trust Incorporated and Michael A. DeNicola